UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 13, 2025

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15268 NW Greenbrier Pkwy, Beaverton, OR	97006
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On July 13, 2025, Datavault AI Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with API Media Innovations Inc., a New Jersey corporation (“API Media”), David Reese and Frank Tomaino (Mr. Tomaino together with Mr. Reese, the “Sellers” and each a “Seller”), pursuant to which the Company agreed to purchase from the Sellers all of the outstanding shares of common stock of API Media (the “API Shares”) for an aggregate purchase price of (i) an amount in cash equal to $6,000,000, (ii) 5,117,188 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), and (iii) $2,000,000 payable in the aggregate in the form of convertible promissory notes by the Company to the Sellers (the “Notes”).

The Notes shall be in a form agreed to among the Company and the Sellers and will payable in eight equal quarterly installments at the end of every three months following the closing of the purchase and sale of the API Shares (the “Closing”), with the final payment due on the second anniversary of the Closing. The Company has agreed to pay interest at the rate of ten percent (10%) per annum. At any time and at the Sellers’ option, the unpaid balance of the Notes shall be convertible to Common Stock, in increments of $250,000, at a price of $1.14 per share. Any unconverted balance of the Notes shall be paid in cash on the second anniversary of the Closing.

The Purchase Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations. If required by the applicable rules and regulations of the Nasdaq Capital Market, the Company will obtain a written consent of the Company’s stockholders to issue the shares of Common Stock to the Sellers and inform the stockholders of the Company of the receipt of the stockholder consent by preparing and filing with the U.S. Securities and Exchange Commission an information statement with respect thereto; provided, however, that in the event the Company is unable to obtain such prior written consent, then the Company shall organize a stockholders meeting and obtain such stockholders’ approval in a duly convened stockholders’ meeting.

The Closing is conditioned on Mr. Reese and Mr. Tomaino entering into and delivering to the Company a consulting agreement, the form of which shall be mutually agreed upon. Additionally, the Closing is conditioned on the Company completing one or more financings totaling a minimum of $10,000,000 in net proceeds.

Pursuant to the Purchase Agreement, the Purchase Agreement can be terminated by mutual written consent of the parties, and also by either party after August 12, 2025 (the “Outside Date”), if the closing shall have not been consummated by the Outside Date. Additionally the Purchase Agreement can be terminated by either party if a final, non-appealable order, decree or ruling enjoining or otherwise prohibiting consummation of the purchase has been issued by any governmental authority or if the other party is in breach of the Purchase Agreement which has not been cured within ten (10) days of written notice of such breach (provided that such terminating party has not committed a material breach which is the principal cause of the failure to close). In the event that the Purchase Agreement is terminated by the Company for a reason other than as permitted by the Purchase Agreement, the Company shall pay to the Sellers an irrevocable and non-refundable breakup fee, in cash equal to $1,000,000, pursuant to the terms provided for in the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02. The shares of Common Stock to be issued pursuant to the Purchase Agreement will be issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D of the Securities Act.

Additional Information and Where to Find It

THIS FORM 8-K IS ONLY A BRIEF DESCRIPTION OF THE TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SHARES OF COMMON STOCK. THE COMPANY MAY FILE A PROXY STATEMENT AND OTHER REQUIRED MATERIALS WITH THE SEC CONCERNING THE TRANSACTION. IF THE COMPANY FILES A PROXY STATEMENT, A COPY OF ALL FINAL PROXY MATERIALS WILL BE SENT TO STOCKHOLDERS PRIOR TO THE 2025 ANNUAL MEETING OF STOCKHOLDERS OR A SPECIAL MEETING OF STOCKHOLDERS AT WHICH THE COMPANY’S STOCKHOLDERS WILL BE ASKED TO VOTE ON THE PROPOSALS DESCRIBED IN THE MATERIALS PROVIDED BY THE COMPANY. THE COMPANY URGES ALL STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THOSE DOCUMENTS WILL INCLUDE IMPORTANT INFORMATION. A FREE COPY OF ALL MATERIALS THE COMPANY FILES WITH THE SEC AND PROXY STATEMENT, WILL BE AVAILABLE AT NO COST ON THE SEC’S WEBSITE AT WWW.SEC.GOV. WHEN THOSE DOCUMENTS BECOME AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY MAY ALSO BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST TO DATAVAULT AI, INC., 15268 NW Greenbrier Pkwy, Beaverton, OR 97006, ATTENTION: SECRETARY.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transactions set forth herein. Information concerning such participants will be set forth in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders or a special meeting of stockholders, which will be filed with the SEC on Schedule 14A. To the extent that holdings of the Company’s securities change since the amounts printed in the Company’s proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 or other filings filed with the SEC. Additional information regarding the interests of such participants in the solicitation of proxies in connection with the transactions set forth herein will be included in the proxy statement.

This Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions described herein. This Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those related to the Company’s expectations with respect to the stock purchase, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the implied valuation of API Media, the services offered by API Media and the markets in which API Media operates, and the Company’s projected future results, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including risks related to (i) the timing of the transaction, (ii) the conditions required to consummate the transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, performance, and business generally, (v) the inability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition and the ability of the post-combination company to grow and manage growth profitability and retain its key employees, (vi) costs related to the stock purchase, (vii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed stock purchase, and identify and realize additional opportunities, (viii) the risk of downturns and the possibility of rapid change in the highly competitive industries in which the Company and API Media operate, (ix) the risk that any adverse changes in API Media’s relationships with buyer, sellers and partners may adversely affect the predicted business, financial condition and results of operations, (x) the risk that periods of rapid growth and expansion could place a significant strain on the Company’s resources, including its employee base, which could negatively impact the Company’s operating results, (xi) the risk that the Company may need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all, and (xii) other risks that may be included in the periodic reports and other filings that the Company files from time to time with the U.S. Securities and Exchange Commission. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, by and between the Company and the Sellers, dated July 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAVAULT AI INC.

Date: July 17, 2025	By:	/s/ Nathaniel Bradley
	Name:	Nathaniel Bradley
	Title:	Chief Executive Officer